UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2005

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 26, 2005 the Chase Board of Directors accepted the resignation of Andrew Chase as a director and voted to elect Mary Claire Chase as a director of the Company, in each case effective as of May 27, 2005.

The Edward L. Chase Revocable Trust U/A dated January 3, 1986 (the “Trust”), of which Andrew Chase is a trustee, owns 882,956 shares or 23% of the Company’s outstanding common stock.  Pursuant to the Voting Agreement dated December 26, 2002, as amended as of December 10, 2003, between the Trustees of the Trust and the Company, the Trustees have agreed to vote for the nominees for director of the Company, as approved from time to time by the Company’s Nominating Committee, through the annual meeting in January 2013.  The Voting Agreement requires that Andrew Chase be elected a director of the Company, unless the Trust designates a different person as its representative. On May 20, 2005, the Trust formally notified the Company that the Trust nominated Mary Claire Chase to replace Andrew Chase as its representative on the Company’s Board of Directors as of May 27, 2005, the effective date of Andrew Chase’s resignation.

It is not anticipated that Ms. Chase will serve on any committees of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: May 27, 2005	By:	/s/ Peter. R. Chase
Peter R. Chase
President and Chief Executive Officer